Exhibit 10.8
EXECUTION VERSION
TERMINATION AGREEMENT
November 5, 2008

DZ Bank AG, Deutsche	GSS Holdings, Inc.
Zentral-Genossenschaftsbank	114 West 47th Street
Frankfurt am Main	Suite 2310
609 5th Avenue, 7th Floor New York, New York 10017 Attention: Christian Haesslein	New York, New York 10036 Attention: Andrew Stidd

Autobahn Funding Company LLC	U.S. Bank National Association
c/o DZ Bank AG, Deutsche	60 Livingston Avenue
Zentral-Genossenschaftsbank	St. Paul, Minnesota 55107
Frankfurt am Main 609 5th Avenue, 7th Floor New York, New York 10017 Attention: Christian Haesslein	Attention: Toby Robillard

Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Capital Markets

Ladies and Gentlemen:
Reference is made to (i) that certain Loan and Servicing Agreement, dated as of March 17, 2000, by and among TRM Inventory Funding Trust, as borrower (the “Borrower”), TRM ATM Corporation, in its individual capacity and as servicer (“TRM ATM”), Autobahn Funding Company LLC, as the lender (in such capacity, the “Lender”) and as a certificate purchaser (in such capacity, a “Certificate Purchaser”) and GSS Holdings, Inc., as a certificate purchaser (a “Certificate Purchaser” and together with Autobahn Funding Company LLC, the “Certificate Purchasers”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as administrative agent (in such capacity, the “Administrative Agent”) and as liquidity agent (in such capacity, the “Liquidity Agent”), U.S. Bank National Association (as successor to Keybank National Association), as collateral agent (the “Collateral Agent”), and Wilmington Trust Company, as note registrar and as owner trustee (in such capacity, the “Owner Trustee”) (as amended through the date hereof, the “Loan and Servicing Agreement”) and (ii) that certain ATM Vault Cash Purchase Agreement, dated as of the date hereof, by and among Genpass Technologies, LLC doing business as Elan Financial Services, as buyer (the “Buyer”), the Borrower, as seller, TRM ATM, as customer and the Administrative Agent, as agent (the “Cash

Purchase Agreement”). Capitalized terms used but not defined herein have the meanings provided in the Loan and Servicing Agreement.
The Borrower hereby agrees to wire, or to cause its designee to wire, $50,927,555.04 (the “Release Payment”) to the Credit Balance Settlement Account in immediately available funds by 12:30 p.m. central standard time on November 5, 2008 (the “Release Condition”) in consideration for the termination of the Transaction Documents (other than the Trust Agreement) and release of all collateral granted by the Borrower and the Owner Trustee thereunder and in full satisfaction of all obligations of the Borrower to the Lender, the Certificate Purchasers, the Administrative Agent and the Collateral Agent (the “Obligations”). The components (e.g., principal, interest, fees and expenses) of the Release Payment are specified on Schedule I hereto.
By acknowledging below, each of the Lender, the Certificate Purchasers, the Administrative Agent and the Collateral Agent hereby agrees that, upon satisfaction of the Release Condition, (i) it automatically releases any and all right, title, claim and interest in the assets or property of the Borrower (including all “Cash” (as defined in the Cash Purchase Agreement)) it may have under the Transaction Documents and authorizes the Borrower to file any requisite UCC-3 termination statements and UCC assignments in respect thereof, (ii) the Obligations shall be fully satisfied, and the Transaction Documents (other than the Trust Agreement — although the Certificate Purchasers shall no longer have any right, title or interest in the Borrower) shall be terminated (other than such provisions thereof which by their terms expressly survive the termination thereof), and (iii) it shall, at the expense of Borrower, execute and deliver to Borrower any release or termination documents provided by, and reasonably requested by, Borrower from or after the date hereof to further effectuate the foregoing.
TRM ATM hereby agrees to indemnify the Administrative Agent forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by the Administrative Agent, as applicable, as a result of the Cash Purchase Agreement or any of the transactions and amendments contemplated thereby, including, without limitation, any claim arising out thereof or relating thereto, excluding, however, Indemnified Amounts awarded against or incurred by the Administrative Agent to the extent determined by a court of competent jurisdiction or in binding arbitration to have resulted from gross negligence or willful misconduct on the part of the Administrative Agent.
This Termination Agreement may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement. The parties hereto agree that delivery of an executed counterpart of a signature page to this Termination Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.
THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
This Termination Agreement has been executed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee and in no event shall Wilmington Trust Company in its individual capacity or as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Borrower or any other Person hereunder or other documents delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Borrower.
If you are in agreement with the foregoing terms, kindly execute this Termination Agreement in the space provided below.

Very truly yours, TRM INVENTORY FUNDING TRUST, as the Borrower
By:	Wilmington Trust Company,
not in its individual capacity,
but solely as Owner Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Senior Financial Services Officer

TRM ATM CORPORATION
By:	/s/ Michael Dolan
	Name:	Michael Dolan
	Title:	CFO
[signatures continue on the following page]

Acknowledged and Agreed to as of the date first written above: AUTOBAHN FUNDING COMPANY LLC, as the Lender and a Certificate Purchaser

By:	DZ Bank AG, Deutsche
Zentral-Genossenschaftsbank
Frankfurt am Main

By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Assistant Vice President

By:	/s/ Sandeep Srinath
	Name:	Sandeep Srinath
	Title:	Vice President

DZ BANK AG, DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as the Administrative Agent and as the Liquidity Agent
By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Assistant Vice President

By:	/s/ Sandeep Srinath
	Name:	Sandeep Srinath
	Title:	Vice President

Acknowledged and Agreed to as of the date first written above: GSS HOLDINGS INC., as a Certificate Purchaser
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President
[signatures continue on the following page]

Acknowledged and Agreed to as of the date first written above: U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent
By:	/s/ Toby Robillard
	Name:	Toby Robillard
	Title:	Vice President

Acknowledged and Agreed to as of the date first written above: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee
By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Senior Financial Services Officer

Schedule List (1)
Schedule I — Flow of Funds Schedule

(1)	Pursuant to Regulation S-K Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.